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                                                                               .
                                                                               .
                                                                               .

                                                                    Exhibit 4.16
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SHENZHEN STOCK EXCHANGE PROPRIETARY INFORMATION LICENSE AGREEMENT          NO: SZ07SWJ03-03
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                 [Translated from the original Chinese version]

[***] -- Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


                             SHENZHEN STOCK EXCHANGE

                         PROPRIETARY INFORMATION LICENSE
                                   AGREEMENT


                                  Agreement No: SZ07SWJ03-03

                                  License No: Shenzhengxu 07SWJ03-03




PARTY A:     SHENZHEN SECURITIES INFORMATION CO., LTD.

ADDRESS:     F6, BUILDING 10, SHANGBU INDUSTRIAL ZONE, HONGLIXI ROAD, SHENZHEN

POSTAL CODE: 518028

NAME IN ENGLISH: SHENZHEN SECURITIES INFORMATION CO., LTD.


PARTY B:   FORTUNE SOFTWARE (BEIJING) CO., LTD.

ADDRESS:   FLOOR 9, TOWER C, CORPORATE SQUARE, NO. 35 FINANCIAL
           STREET, XICHENG DISTRICT, BEIJING, CHINA

POSTAL CODE:  100032

NAME IN ENGLISH:

                                     - 1 -
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SHENZHEN STOCK EXCHANGE PROPRIETARY INFORMATION LICENSE AGREEMENT          NO: SZ07SWJ03-03
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                        Date of execution: March 20, 2007

     Whereas:

     Party A hereto is the authorized representative of Shenzhen Stock Exchange and has the sole authority to offer and manage the Information of Shenzhen Stock Exchange; to enter into relevant contracts and agreements and charge fees accordingly on behalf of Shenzhen Stock Exchange and is responsible for the management work in connection therewith; and to protect the rights and interests of Shenzhen Stock Exchange from being impaired.

     Party B hereto is a legal company or organization willing to pay for the use of the Information of the Shenzhen Stock Exchange.

     Both parties wish to enter into this Agreement. The Licensor hereto is Party A, and the Licensee hereto is Party B.


1.   DEFINITIONS

1.1 "Agreement" means this agreement, all appendices attached hereto, and supplementary written documents agreed upon by both parties hereto.

1.2 "Allowed Uses" means uses of the Quotations licensed to Party B as specified in Appendix I.

1.3 "Illegal Operation Unit" means those units or individuals that failed to obtain a Shenzhen Stock Exchange Proprietary Information license agreement with Shenzhen Securities Information Co., Ltd, and instead obtained a Shenzhen Stock Exchange Proprietary Information license certificate.

1.4 "Information Fee" means the expenses paid by Party B to Party A in accordance with Article 5.1 herein.

1.5 "Information / Proprietary Information" means transaction information and other relevant information produced from trading, which has been edited and gathered by the Shenzhen Stock Exchange. However, in this Agreement, it means the real-time quotations of the Shenzhen Stock Exchange, hereinafter referred to as the "Quotations." The contents of the Quotations include: securities codes, abbreviations of the securities, closing prices on

                                     - 2 -
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     the previous trading day, last traded prices, current day highest traded prices, current day lowest traded prices, current day aggregate trading volumes, current day aggregate traded amounts, five highest declared prices for purchase and the quantity thereof in real-time, and the five lowest declared prices for sale and the quantity thereof in real time, etc.

1.6 "License" means the written license granted by Party A to Party B to manage the Proprietary Information of SSE in accordance with this Agreement.

1.7 "Off-Exchange Trading" means trading outside of SSE and trading of securities not listed on SSE.

1.8 "Scope of Dissemination" means the geographical scope of the Quotations licensed to Party B as specified in Appendix I.

1.9  "SSE" means the "Shenzhen Stock Exchange."

1.10 "Users' Receiving Terminal" means the terminal equipment used by end users of Party B to receive the Quotations from Party B as specified in Appendix I.

1.11 "Ways of Dissemination" means ways of dissemination of the Quotations by Party B to end users as specified in Appendix I.


2.   RECEIVING OF INFORMATION

2.1 Party A is entitled to change the method of the transmission of Information as necessary, but shall notify Party B in writing one month prior to doing so.

2.2 Party A shall endeavor to maintain uninterrupted transmission of Information during SSE trading time. If Party B has technical problems with receiving the Information, it shall contact Party A on a timely basis. Party A shall assist in solving the problems to allow Party B to receive continuous Information smoothly.


3.   DISSEMINATION OF INFORMATION AND REGULATION

3.1 Party A hereby agrees to permit Party B to disseminate the Quotations to users by the methods specified in Appendix I. Party B is only entitled to the right of disseminating and announcing the Quotations within the scope stated in this Agreement. Such right is not proprietary or exclusive.

3.2 Party B shall warrant the following when disseminating the Information to any users:

     (1) it bears the liability and the obligation to warrant the accuracy and completeness of the Information disseminated;

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     (2) in the event written approval is not obtained from Party A, it shall prevent its users from providing the Information of Party A to any third party for re-dissemination in any manner or by any method, and shall have the obligation to assist Party A in monitoring this;

     (3) it shall disseminate the Quotations in accordance with the scope, methods, and Users' Receiving Terminal stated herein;

     (4) all or any part of the Information shall not be used by any other entity, organization or individual, or in any other place or method except those stated herein; and

     (5) neither the Information nor any part thereof shall be used for illegal purposes, or provided to a third party for illegal purposes.

3.3 Without written approval from Party A, Party B shall not use the Information or any part of the Information of Party A to establish, maintain, offer or assist Off-Exchange Trading directly or indirectly.

3.4 Party B shall not provide the Quotations directly or indirectly to organizations or individuals for business operation, and shall not in any way cooperate with others to provide market quotation information (including but not limited to website links, provision of quotation codes, website nesting, software interface, etc.).

3.5 If Party B violates the restrictions on cooperating with clients, or has links to Illegal Operation Units of Party B without permission, Party B must make a public, written announcement of its cessation of Quotation dissemination, and to cooperate with Party A to regulate the dissemination of Quotation Information in the market.

3.6 In accordance with Article 10 of Shenzhen Stock Exchange Information Management Temporary Measures, within the term of this Agreement, Party B is entitled to, within its legal Scope of Dissemination, supervise and report any Illegal Operation Unit that disseminates Party A's Proprietary Information, and maintain orderly dissemination of Party A's Proprietary Information.

3.7 Both parties shall avoid and eliminate those negative results of information such as omission, mistakes, loss, delay, intermission etc, caused by incidental reasons, to protect both parties from economic losses and credit losses.

3.8 When both parties are unable to warrant the accuracy and completeness of the Information due to force majeure, incidental events, or changes of policies and other conditions, neither Party A nor Party B will bear any liability.

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4.   REPRESENTATIONS AND WARRANTIES

4.1 Party A is an independent legal person incorporated and registered in accordance with relevant laws of People's Republic of China, and owns legal rights to conclude the Agreement and perform obligations hereunder. Party A warrants that it owns and will continue to own all the rights to obtain and transfer market Information, and authorizes Party B to disseminate the market Information to its end users.

4.2 Party B is an independent legal person incorporated and registered in accordance with relevant laws of People's Republic of China, and owns and will continue to own all legal rights to be authorized to conclude the Agreement and perform obligations hereunder.

4.3 Each party hereby represents and warrants respectively to the other party that their respective representative chosen to execute the Agreement has been authorized; all necessary procedures have been carried out by both parties as to the approval of execution and exercise of the Agreement and as to any other agreements in accordance with the Agreement.


5.   INFORMATION FEE

5.1 Party B shall, within the term of this Agreement, pay to Party A all expenses in accordance with Appendix I hereto and other expenses stated herein.

5.2 If this Agreement is terminated by Party B's, Party B shall not refund the paid expenses stated in Appendix I.

5.3 During the term of this Agreement, if the Proprietary Information system provided by Party A is updated or adjusted, and a corresponding Proprietary Information license fee is adjusted accordingly, Party B shall enter a new agreement in accordance with the new regulations, and pay for the Information Fee accordingly. The Information Fee shall be calculated on a monthly basis according to the different time periods of each version of the Quotations. Periods of less than one month shall be calculated as one month. Any balance of the Information Fee at the expiration of this Agreement shall be, at Party B's discretion, transferred to the next agreement year or returned to Party B within 10 working days after the termination of the Agreement.


6.   DISCLAIMERS

6.1 SSE and Party A bear no liability for any losses and impairs resulted from inaccuracy or omission of the Information

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disseminated; and bear no liability for any Information interruption caused by abnormal circumstances, but are obliged to make timely and active efforts to return the Information dissemination back to normal.

6.2 Party B shall avoid and eliminate those negative factors of Information such as omissions, mistakes, loss, delay, intermission, etc., which may have adverse effects on Party A and SSE, and protect Party A and SSE from economic losses and credit losses. Party B shall not claim compensation against Party A or SSE in connection with this Agreement. Neither Party A nor SSE shall bear any liability for any losses of Party B and its users, caused by the aforesaid conditions.

6.3 When both parties fail to warrant the accuracy and completeness of the Information due to force majeure, neither Party A nor Party B shall bear any liability.


7.   RIGHTS AND PROTECTION

7.1 Party B acknowledges it has no rights of literary property (copyright) and other property rights with respect to the quotation Information specified in this Agreement. In accordance with the Securities Laws of People's Republic of China, Measures for the Administration of Stock Exchanges, the Trading Rules of Shenzhen and Shanghai Stock Exchanges and other regulations, all the rights under the quotation Information specified herein (including but not limited to intellectual property rights, other property rights and their supervision rights, etc.) are possessed by SSE, and authorized to Party A to exercise in practice.

     Except for the uses and scope as specified herein, without the approval of Party A, Party B shall not transfer (including providing website links), redistribute, copy, sell, lease or loan the Information to any third party, or affect changes, additions, expansions, deletions, destruction or make any other changes to the Information.

     As to various uses, without approval of Party A, Party B and its users or distributors shall not make samples of the quotation Information specified herein, create an index or other derivatives, nor transmit such material to any other third party.

     If Party B and its clients violate the aforesaid regulations, Party A is entitled to require Party B and its clients to make corrections within a limited term, or require Party B to cease to disseminate quotation Information to such clients. If Party B and its clients fail to make corrections or meet the requirements within the term, Party A is entitled to cancel the Agreement and seek legal redress accordingly.

7.2 Party B is entitled to make public statements regarding obtaining the license certificate for Party A's Information during the term of the Agreement.
However:

                                     - 6 -
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SHENZHEN STOCK EXCHANGE PROPRIETARY INFORMATION LICENSE AGREEMENT          NO: SZ07SWJ03-03
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[***] -- Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     (1) The license certificate No. shall be noted in the advertisements or in the public statements, and the content of the advertisements and public statements shall conform to the license certificate;

     (2) The names and logos (texts, patterns, or marks, etc.) of SSE and Party A shall not be used in advertisements and public statements.

7.3 If Party B discovers that any actions of its users are infringing upon Party A's interests, it shall inform Party A immediately, and is obliged to provide the basic material of such clients, such as addresses, etc. on a timely basis. Upon receiving written notice from Party A, Party B shall investigate or assist Party A in investigating the infringing actions of such users.

7.4 If Party A discovers users of Party B infringing Party A's interests, Party B shall, upon receiving written notices from Party A, immediately terminate providing Information to such users, and provide a written report as to how it dealt with regulating the violations of such users.

7.5 This Section will survive the termination of remaining parts herein.


8.   LIABILITY OF BREACH OF AGREEMENT

8.1 If Party B breaches Article 3 herein, it shall immediately cease the breach and transfer to Party A the earnings from such breach, and make a payment of RMB [***] to Party A as a fine. Party A has the right to terminate the Agreement.

8.2 If Party B breaches Article 7.1 herein, it shall immediately cease the breach, pay RMB [***] to Party A as a fine, and make a public apology in the newspaper. Party A has the right to terminate the Agreement.

8.3 If Party B breaches Article 5 herein, and fails to pay the relevant fees to Party A within the time limit, Party B shall, in addition to making up the amount in breach, pay an overdue fine of 0.3% of the amount in breach per day; if Party B fails to make the payment two months after the time limit, Party A has the right to terminate the Agreement, and seek compensation for economic losses of Party A from Party B.

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SHENZHEN STOCK EXCHANGE PROPRIETARY INFORMATION LICENSE AGREEMENT          NO: SZ07SWJ03-03
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9.   MODIFICATION, TRANSFER AND TERMINATION

9.1 Any provisions herein shall only be amended and modified with written approval of both parties.

9.2 Without written approval of Party A, Party B shall not transfer all or any part of the rights it enjoys and all or any part of the obligations it bears hereunder.

9.3 Party A is entitled to provide a written notice (and cease to provide Information to Party B shortly after) of termination of the Agreement in the event that:

     (1) Party B is bankrupt and fails to pay for the debt;

     (2) Party B breaches relevant articles herein and causes irreparable results;

     (3) Party B breaches relevant articles herein and fails to make corrections within five working days after receiving a written notice from Party A to require Party B to correct such breaches.

9.4 Both parties are entitled to terminate the Agreement without representing any reasons, providing that it shall make a prior written notice to the other party six months in advance.

9.5 Upon the termination of the Agreement, Party A has the absolute right to terminate the transmission of Information at once, and all the fees due shall be paid to Party A promptly.

9.6 Upon the termination of the Agreement, each party shall return the relevant equipment provided by the other party in good, working condition.

9.7 Upon the termination of the Agreement, the license certificate shall become invalid. Party B shall return the certificate to Party A within ten working days.


10.  SETTLEMENT OF DISPUTE

     If any dispute arises from the performance of the Agreement, both parties may make a settlement through friendly consultation or submit the dispute to a court. Both parties agree the place for litigation shall be Shenzhen, China.


11.  NOTIFICATION

11.1 Any notices or other correspondences needed to be sent by one party to the other party, shall be served to the following addresses:

     Party A: Shenzhen Securities Information Co., Ltd

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SHENZHEN STOCK EXCHANGE PROPRIETARY INFORMATION LICENSE AGREEMENT          NO: SZ07SWJ03-03
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     Respondent: Sun Wenjie

     Address: F6, Building 203, Shangbu Industrial Zone, Honglixi Road, Shenzhen

     Tel: 86-755-83276743

     Fax: 86-755-83201393

     Party B: Fortune Software (Beijing) Co., Ltd.

     Receipt: Feng Jian

     Address: Floor 9, Tower C, Corporate Square, No.35 Financial Street, Xicheng District, Beijing 100032, China

     Tel: 86-10-58325388

     Fax: 86-10-58325300

11.2 If either party has to change any of aforesaid contact Information, it shall inform the other party of the new contact Information 7 days before making changes.

11.3 Notices or documents will be deemed to have been served effectively on the following dates:

     (1) if delivered by hand, on the first working day after delivery;

     (2) if delivered by post, the seventh working day after the notices or documents are given to post office (as indicated by post marks);

     (3) if delivered by e-mail, or fax, the first working day after sending or transmission.


12.  ENTIRE AGREEMENT

12.1 The effectiveness of the Agreement means that the parties hereto agree to the provisions hereof and shall supersede all previous written or oral agreements, consultations, representations, plans and appendices agreed between both parties.

12.2 If any provision contained in the Agreement is deemed invalid, illegal or unenforceable under any applicable laws, the validity, illegality and enforceability of remaining provisions shall not be affected or impaired, and the invalid, illegal and unenforceable provisions may be deemed as ineffective as to the interpretation of the Agreement.


13. WAIVER

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     Failure or delay of exercising any rights and interests hereunder by either party hereto shall not be construed as a waiver of such rights and interests, unless such party makes a written statement to waive such rights and interests. One time or partial exercise of such rights by one party shall not preclude further exercise of such rights or interests by such party, nor shall preclude exercise of other rights and interests by such party.


14.  MISCELLANEOUS

14.1 Matters not covered in this Agreement shall be dealt with in a supplementary agreement executed by both parties. The supplementary agreement shall have the same legal force as this Agreement.

14.2 There is one appendix hereto.

14.3 The term of this Agreement is specified in Appendix I.

14.4 The Agreement is executed in Chinese, and shall be effective on the date when signed and stamped by both parties.

14.5 The Agreement is executed in duplicate. Each party hereto shall hold one copy, and are equally authentic.


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SHENZHEN STOCK EXCHANGE PROPRIETARY INFORMATION LICENSE AGREEMENT          NO: SZ07SWJ03-03
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     (Signature page, no text)



     Party A: Shenzhen Securities Information Co., Ltd   SEAL: /s/company seal

     Address: F6, Building 10, Shangbu Industrial Zone, Honglixi Road, Futian district, Shenzhen

     Tel: 86-755-83276743                                Representative to sign:

     Fax: 86-755-83201393                                Date: March 20, 2007

     Bank of deposit and account No.: Shangbu Branch of Merchants Bank 4582712510001



     Party B: Fortune Software (Beijing) Co., Ltd.       SEAL: /s/company seal

     Address: Floor 9, Tower C, Corporate Square, No. 35 Financial Street, Xicheng District, Beijing 100032, China

     Tel: 86-10-58325388                                 Representative to sign:

     Fax: 86-10-58325300                                 Date: March 20, 2007

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SHENZHEN STOCK EXCHANGE PROPRIETARY INFORMATION LICENSE AGREEMENT          NO: SZ07SWJ03-03
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     [***] -- Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     Appendix I

                           USE OF INFORMATION AND FEE

                                                    Agreement No.:SZ07SWJ03-03
                                             License No.: Shenzhengxu 07SWJ03-03

1.   USE OF INFORMATION

          1.   Content: real time quotations of Shenzhen Stock Exchange
                        --------------------------------------------------------
          2.   Allowed Uses: only limited to dissemination through
                             ---------------------------------------------------
                             www.jrj.com.cn, www.jrj.com, www.jrj.cn
                             ---------------------------------------------------
          3.   Ways of Dissemination: Internet, software download
                                      ------------------------------------------
          4.   Users' Receiving Terminal: Computer
                                          --------------------------------------

2.   TERM OF THE AGREEMENT IS FROM MARCH 1, 2007 TO MARCH 1, 2008.

3.   PAYMENT OF INFORMATION FEE

          1. The license fee for the Proprietary Information shall be RMB [***] per year, and Party B shall pay it off within ten working days after the execution of the Agreement. Party A shall issue an invoice to Party B within ten working days after receiving such payment, and grant Party B the Shenzhen Stock Exchange Proprietary Information License Certificate for the year.

          2. Satellite running fee shall be RMB [***] per year, and Party B shall pay it off within ten working days after the execution of the Agreement.

     Party A: Shenzhen Securities Information Co., Ltd   SEAL: /s/company seal
     Address: F6, Building 10, Shangbu Industrial Zone, Honglixi road,
     Futian District, Shenzhen
     Tel: 86-755-83276743                                Representative to sign:
     Fax: 86-755-83201393                                Date: March 20, 2007
     Bank of deposit and account No.: Shangbu Branch of Merchants Bank

     Party B: Fortune Software (Beijing) Co., Ltd.       SEAL: /s/company seal
     Address: Floor 9, Tower C, Corporate Square, No. 35 Financial Street, Xicheng District, Beijing 100032, China
     Tel: 86-10-58325388                             Representative to sign:
     Fax: 86-10-58325300                             Date: March 20, 2007

                                     - 12 -